                                                                       EXHIBIT 1

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of
                                          ---------
January 7, 2000, by and among Telenetics Corporation, a California corporation ("Telenetics"), and Edward L. Didion ("Didion"), John D. McLean ("McLean"),
  ----------                           ------                     ------
William C. Saunders ("Saunders") and Terry S. Parker ("Parker"), each an
                      --------                         ------
individual (individually, each a "Seller," and collectively, the "Sellers."
                                  ------                          -------

                                R E C I T A L S

     A. Sellers own, in the aggregate, all of the issued and outstanding shares (the "Shares") of capital stock of eflex Wireless, Inc., a Delaware
             ------
corporation (the "Company").
                  -------

     B. Telenetics desires to purchase from Sellers, and Sellers desire to sell to Telenetics, the Shares on the terms and conditions set forth in this Agreement.

                               A G R E E M E N T

     NOW, THEREFORE, the parties to this Agreement agree as follows:
1.   Purchase and Sale of Shares.
     ---------------------------

     1.1  Purchase and Sale. Subject to the terms and conditions set forth
          -----------------
herein, at the Closing (as defined in Section 6.1 below), Sellers shall
                                      -----------
transfer, convey, assign and deliver the Shares to Telenetics, and Telenetics shall acquire, purchase and accept the Shares from Sellers.

     1.2  Consideration. The aggregate consideration (the "Consideration") to
          -------------                                    -------------
be paid in connection with the acquisition of the Shares shall equal the Base Purchase Price plus the Earn-Out Purchase Price, which terms are defined as follows:

          (a) The "Base Purchase Price" shall consist of an aggregate of 750,000
                   -------------------
     shares (the "Base Stock") of common stock, no par value per share, of
                  ----------
     Telenetics ("Telenetics Common Stock"); and
                  -----------------------

          (b) The "Earn-Out Purchase Price" shall consist of an aggregate of
                   -----------------------
     5,544,129 shares of Telenetics Common Stock (the "Additional Stock").
                                                       ----------------

          (c) Payment of Consideration. At the Closing, by virtue of the
              ------------------------
     acquisition by Telenetics of the Shares, each of the Shares shall be exchanged for a number of shares of Telenetics Common Stock equal to the number of shares of Base Stock divided by the total number of Shares, and
     (ii) the right to receive a number of shares of Telenetics Common Stock equal to the number of shares of Additional Stock divided by the total number of Shares, subject to the conditions contained in Section 1.3 below.
                                                              -----------

     1.3  Earn-Out Conditions.
          -------------------

          (a) For purposes of this Section 1.3, the "Earn-Out Period" shall mean
                                   -----------       ---------------
     the period commencing on the Closing Date and ending on the earlier of December 31, 2004 or the date upon which all shares of Additional Stock have become issuable pursuant to this Section 1.3. The Earn-Out Purchase Price shall become
                      -----------
     payable, if at all, in the following increments based upon the successful implementation by Telenetics or the Company of the Company's overhead telemetry-based technology, as described in Exhibit A attached hereto and
                                                 ---------
     incorporated herein by reference (the "Technology") and the successful
                                            ----------
     completion during the Earn-Out Period of the installation of the following numbers of units equipped with the Technology:

      After the Following          Telenetics Shall Issue the Following Number
      Aggregate Number of             of Shares of Telenetics Common Stock
     Installations is Completed:         Comprising the Additional Stock
     --------------------------    -------------------------------------------:

             100,000                             881,811 shares
             200,000                             959,889 shares
             300,000                           1,079,876 shares
             345,000                             232,378 shares
             390,000                             238,336 shares
             435,000                             244,527 shares
             480,000                             250,962 shares
             525,000                             257,655 shares
             570,000                             264,618 shares
             615,000                             271,867 shares
             660,000                             279,420 shares
             705,000                             287,291 shares
             750,000                             295,499 shares

          (b) If and when earned, the shares of Telenetics Common Stock to be issued pursuant to this Section 1.3 as the Earn-Out Purchase Price shall be
                             -----------
     allocated and issued to Sellers pro rata in proportion to their ownership of the Shares immediately prior to the Closing. In no case shall the aggregate number of shares of Telenetics Common Stock issuable pursuant to this Section 1.3 exceed the aggregate number of shares of Additional Stock,
          -----------
     as the same may be adjusted in accordance with this Agreement.

          (c) Notwithstanding anything to the contrary contained in Section
                                                                    -------
     1.3(a), if prior to the expiration of the Earn-Out Period the Company or
     ------
     Telenetics undertakes to (i) sell, lease, exchange or otherwise dispose of the Technology or (ii) merge into or consolidate with any other entity (other than Telenetics or a wholly-owned subsidiary of Telenetics), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of Telenetics is disposed of, then immediately prior to such event Telenetics shall issue the remaining shares of Additional Stock not yet issued pursuant to Section 1.3(a), regardless of the number of
                        --------------
     installations completed prior to such date.

          (d) Notwithstanding anything to the contrary contained in Section
                                                                    -------
     1.3(a), if upon the expiration of the Earn-Out Period the Company has bona
     ------
     fide fully executed contracts in place pursuant to which the Company is obligated to perform installations that would have resulted in the issuance of Additional Stock if the Earn-Out Period had not yet expired, then Telenetics shall issue upon the expiration of the Earn-Out Period that number of shares of Additional Stock that would have been issuable pursuant to Section 1.3(a) if the installations had been
                               --------------
     completed prior to the expiration of the Earn-Out Period.

          (e) Telenetics shall not be required to issue fractions of shares of Telenetics Common Stock pursuant to this Agreement, and all such fractions of shares of Telenetics Common Stock to which a Seller would otherwise be entitled pursuant to this Agreement shall be aggregated, and in lieu of such remaining fractional shares there shall be paid to the Seller at the time the shares are issued an amount in cash equal to the stated fraction of the fair market value of a share of Telenetics Common Stock, as determined in good faith by the Board of Directors of Telenetics.

2.   Representations and Warranties of the Company and Sellers.
     ---------------------------------------------------------

     Except as set forth in a schedule dated the date of this Agreement and delivered by Sellers to Telenetics concurrently herewith (the "Disclosure
                                                               ----------
Schedule") specifically identifying the Section of this Agreement requiring the
--------
delivery of such disclosure, each Seller severally and not jointly makes the representations and warranties to Telenetics as set forth below; provided, however, that with respect to the representations and warranties contained in Sections 2.13, 2.14 and 2.24, each of Saunders and Parker makes such
----------------------------
representations and warranties to the best of his knowledge.

     2.1  Organization; Good Standing; Qualification and Power. The Company is
          ----------------------------------------------------
a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes qualification necessary, other than in jurisdictions where the failure to qualify would not have a Material Adverse Effect. In this Agreement, any reference to any event, change or effect being "material" with respect to any entity or group of entities means any material event, change or effect related to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of such entity or group of entities taken as a whole. In this Agreement, the term "Material Adverse Effect" used in connection with a party means any event,
      -----------------------
change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of that party, taken separately or as a whole; provided, however, that a Material Adverse Effect shall not include any adverse effect resulting from general economic conditions or conditions affecting the overhead telemetry-based technology market. The Company does not have any subsidiaries. The Company has provided to Telenetics or its counsel complete and correct copies of the certificate of incorporation and bylaws of the Company, as amended to the date of this Agreement, and copies of all minutes of meetings and actions by written consent of stockholders, directors and board committees of the Company.

2.2  Capital Structure.
     -----------------

     2.2.1 Stock and Options. The authorized capital stock of the Company
           -----------------
consists of 100,000 shares of common stock, $.01 par value per share (the "Common Stock"), and no shares of preferred stock. The Shares are the only
 ------------
shares of Common Stock that are issued and outstanding. All of the Shares are validly issued, fully paid and nonassessable and not subject to preemptive rights. Each Seller represents that the Shares owned by such Seller are owned by such Seller free and clear of any liens, security interests, pledges, agreement, claims, charges or encumbrances, and that such Seller has done nothing, and has not caused the Company to do anything, that would form the basis upon which any person (other than a Seller as set forth below in this Section 2.2.1) may claim
                                                       -------------
to be in any way the record or beneficial owner of, or to be entitled to acquire (of record or beneficially), any shares of the capital stock or other equity securities of the Company, including without limitation, the Shares. The Shares are owned by the Sellers in the following proportions:

               Name of Seller  Number of Shares Owned
               --------------  ----------------------

               Didion                  4,500
               McLean                  1,000
               Saunders                2,250
               Parker                  2,250

     2.2.2 No Other Commitments. There are no options, warrants, calls, rights,
           --------------------
commitments, conversion rights or agreements of any character to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or obligating the Company to grant, extend or enter into any option, warrant, call, right, commitment, conversion right or agreement. There are no voting trusts or other agreements or understandings to which the Company or any Seller is a party with respect to the voting of the capital stock of the Company. In addition, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

2.3  Authority.
     ---------

     2.3.1 Corporate Action. The Company has all requisite corporate power and
           ----------------
authority to enter into this Agreement and the other agreements contemplated to be entered into by the Company as described in Section 6.2 (collectively, the
                                               -----------
"Company Transaction Agreements"), and to perform its obligations under and to
 ------------------------------
consummate the transactions contemplated by the Company Transaction Agreements. The execution and delivery of the Company Transaction Agreements by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Company Transaction Agreements have been duly executed and delivered by the Company and constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     2.3.2 Sellers' Authority. Each Seller represents that such Seller has full
           ------------------
power and capacity to enter into this Agreement and the other agreements contemplated to be entered into by such Seller as described in Section 6.2 (the
                                                               ------------
"Seller Transaction Agreements"), and that the Seller Transaction Agreements
 -----------------------------
have been duly executed and delivered by such Seller and constitute the valid and binding obligation of such Seller, enforceable against such Seller in accordance with their terms, except that enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     2.3.3 No Conflict. Neither the execution, delivery and performance of the
           -----------
Company Transaction Agreements, nor the consummation of the transactions contemplated thereby nor compliance with the provisions thereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Company under, any term, condition or provision of (x) the certificate of incorporation or bylaws of the Company or (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges, or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect.

     2.3.4 Governmental Consents. Each Seller represents that no consent,
           ---------------------
approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental
                                                           ------------
Entity"), is required to be obtained by the Company or such Seller in connection
------
with the execution and delivery of the Company Transaction Agreements or the Seller Transaction Agreements or the consummation of the transactions contemplated thereby.

     2.4  Financial Statements. The Company has furnished to Telenetics copies
          --------------------
of the compiled statements of assets, liabilities and equity and the related statements of revenues and expenses and schedules of retained earnings for the months of August, September, October and November 1999 and the respective one, two, three and four month periods then ended. All financial statements referred to in this Section 2.4 (the "Financial Statements") have been prepared on an
           -----------       --------------------
income tax basis, applied on a consistent basis during the respective periods, and fairly present the financial condition of the Company as at the respective dates thereof and the results of operation of the Company for the respective periods covered by the statements of income contained in therein. The Company does not have any material obligations or liabilities, contingent or otherwise, of the type required to be disclosed on financial statements that are not fully disclosed by the Financial Statements.

     2.5  Compliance with Applicable Laws. The business of the Company is not
          -------------------------------
being conducted in violation of any law, ordinance, regulation, rule or order of any Governmental Entity where the violation would have a Material Adverse Effect. Each Seller represents that neither the Company nor such Seller has been notified by any Governmental Entity that any investigation or review with respect to the Company is pending or threatened, nor has any Governmental Entity notified the Company or such Seller of its intention to conduct an investigation or review. The Company has all permits, licenses and franchises from Governmental Entities required to conduct its business as now being conducted.

     2.6  Insurance. The Company does not maintain and has never applied for
          ---------
fire, casualty, general liability or errors and omissions insurance, and no events have occurred that would have caused the Company to make a claim under any such policy.

     2.7  Litigation. There is no suit, action, arbitration, demand, claim or
          ----------
proceeding pending or, to the best knowledge of such Seller, threatened against the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company has delivered to Telenetics or its counsel correct and complete copies of all correspondence prepared by its counsel for the Company's accountants in connection with each compilation of the Company's financial statements and any correspondence since the date of the last compilation.

     2.8  Labor and Employment.
          --------------------

          2.8.1 ERISA. The Company does not maintain, nor has it ever
                -----
     maintained, any employee benefit plan or arrangement including, but not limited to deferred compensation, stock option, stock purchase, bonus, incentive and severance plans and employee benefit plans as defined in
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
               -----

          2.8.2 COBRA. The Company has complied with all of the requirements of
                -----
     Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), and Part 6 of Title 1 of ERISA ("COBRA"), with respect to each
      ----                                     -----
     employee welfare benefit plan, as defined in Section 3(1) of ERISA, it maintains or has ever maintained. The Company has provided, or will have provided prior to the Closing, to all individuals entitled thereto, all required notices and coverage pursuant to COBRA with respect to any "qualifying event" as defined in COBRA occurring prior to and including the Closing Date, and no material tax payable on account of COBRA has been incurred with respect to any current or former employees (or their beneficiaries) of the Company.

          2.8.3 Other Compliance. The Company is in compliance in all material
                ----------------
     respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

     2.9  Absence of Undisclosed Liabilities. Except as disclosed on the
          ----------------------------------
Disclosure Schedule, at November 30, 1999 (the "Balance Sheet Date"), (i) the
                                                ------------------
Company did not have any liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were material to the Company, taken as a whole, and were not provided for in the balance sheet of the Company at the Balance Sheet Date, a copy of which has been delivered to Telenetics (the "Balance Sheet"); and (ii) all reserves established by the Company and set forth
 -------------
in the Balance Sheet were reasonably adequate.

     2.10 Absence of Certain Changes or Events. Since the Balance Sheet Date
          ------------------------------------
there has not occurred:

          (a) any change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of the Company, taken separately or as a whole, that could reasonably constitute a Material Adverse Effect;

          (b) any amendments or changes in the certificate of incorporation or bylaws of the Company;

          (c) any damage, destruction or loss, whether covered by insurance or not, that could reasonably constitute a Material Adverse Effect;

          (d) any redemption, repurchase or other acquisition of shares of the Common Stock by the Company, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Common Stock;

          (e) any material increase in or modification of the compensation or benefits payable or to become payable by the Company to any of its directors or employees, except in the ordinary course of business consistent with past practice;

          (f) any material increase in or modification of any bonus, pension, insurance or other benefit (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees or consultants, other than in the ordinary course of business consistent with past practice;

          (g) any acquisition or sale of a material amount of property or assets of the Company, other than in the ordinary course of business consistent with past practices;

          (h) any alteration in any term of any outstanding security of the Company;

          (i) any (A) incurrence, assumption or guarantee by the Company of any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of the Company; or (C) issuance or sale of options or other rights to acquire from the Company, directly or indirectly, debt securities of the Company or any securities convertible into or exchangeable for any such debt securities;

          (j) any creation or assumption by the Company of any mortgage, pledge, security interest or lien or other encumbrance on any asset;

          (k) any making of any loan, advance or capital contribution to or investment in any person other than (i) travel loans or advances made in the ordinary course of business of the Company, (ii) other loans and advances in an aggregate amount which does not exceed $25,000 outstanding at any time and (iii) purchases on the open market of liquid, publicly traded securities;

          (l) any entering into, amendment of, relinquishment, termination or non-renewal by the Company of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business, except as expressly contemplated in this Agreement or any other agreement to be executed in connection herewith;

          (m) any transfer or grant of a right under the IP Rights (as defined in Section 2.14), other than those transferred or granted in the ordinary
        ------------
     course of business;

          (n) any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any campaign being conducted to solicit authorization from employees to be represented by the labor union; or

          (o) any agreement or arrangement made by the Company to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect unless otherwise disclosed.

     2.11 No Defaults. The Company is not in default under, and there exists no
          -----------
event, condition or occurrence which, after notice or lapse of time, or both, would constitute a default by the Company under, any contract or agreement to which the Company is a party and which would, if terminated or modified, have a Material Adverse Effect.

     2.12 Certain Agreements. Neither the execution and delivery of the Company
          ------------------
Transaction Agreements or the Seller Transaction Agreements nor the consummation of the transactions contemplated thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of the Company from the Company, (ii) materially increase any benefits otherwise payable or (iii) result in the acceleration of the time of payment or vesting of any benefits.

     2.13 Taxes.
          -----

          (a) For purposes of this Agreement, "Tax" or collectively "Taxes"
                                               ---                   -----
     means any and all federal, state, local, and foreign taxes, assessments, and other governmental charges, duties, impositions, and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, estimated, excise and property taxes, together with all interest, penalties, and additions imposed with respect to those amounts and any obligations under any agreements or arrangements with any other person with respect to those amounts and including any liability for taxes of a predecessor entity.

          (b) As of the Closing, the Company will have prepared and filed all required federal, state, local, and foreign returns, estimates, information statements, and reports relating to any and all Taxes ("Returns")
                                                             -------
     concerning or attributable to the Company that are required to be filed by or with respect to the Company on or prior to the Closing, and each of the Returns shall be true, correct, and complete in all material respects and shall have been completed in accordance with applicable law;

          (c) As of the Closing, the Company: (A) will have paid or accrued in accordance with generally accepted accounting principles all Taxes concerning or attributable to the Company relating to periods ending on or before the Closing regardless of whether reflected on Returns and (B) will have withheld with respect to their employees all federal and state income taxes, FICA, FUTA, and other Taxes required to be withheld;

          (d) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of the statute of limitations on or extending the period for the assessment or collection of any Taxes;

          (e) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for an audit or examination;

          (f) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved in accordance with generally accepted accounting principles on the Balance Sheet, and such Seller does not have knowledge of any reasonable basis for the assertion of any liability attributable to the Company, or any of its assets and operations;

          (g) The Company has delivered to Telenetics and its counsel copies of all federal and state income and all state sales and use Tax Returns for all periods since its incorporation;

          (h) There are (and as of immediately following the Closing there will
     be) no liens, pledges, charges, claims, security interests, or other encumbrances of any sort (the "Liens") on the assets of the Company
                                    -----
     relating or attributable to Taxes other than liens for sales and payroll taxes not yet due and payable;

          (i) Such Seller does not have knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company;

          (j) None of the assets of the Company is property that is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former

     Code Section 168(f)(8), and none of the assets is treated as "tax-exempt use property" within the meaning of Code Section 168(h);

          (k) The Company has not filed any consent agreement under Code Section 341(f) or agreed to have Code Section 341(f) apply to any disposition of a "subsection (f) asset" (as defined in Code Section 341(f)(4)) owned by the Company;

          (l) The Company has not been included in any "consolidated," "unitary," or "combined" Return provided for under the law of the United States or any state or locality with respect to Taxes for any taxable period;

          (m) The Company is not a party to a tax sharing, allocation, indemnification or similar agreement or arrangement, nor does the Company owe any amount under any agreement or arrangement;

          (n) No Return of the Company contains a disclosure statement under Code Section 6662 (or predecessor provision) or any similar provision of state, local, or foreign law;

          (o) The Company is not nor has it been at any time a "United States real property holding corporation" within the meaning of Code Section 897(c)(2);

          (p) No indebtedness of the Company consists of "corporate acquisition indebtedness" within the meaning of Code Section 279;

          (q) The Company has not taken any action not in accordance with past practice that would have the effect of deferring any Tax liability of the Company from any period ending on before the Closing Date to any taxable period ending after the Closing Date;

          (r) The Company was not acquired in a "qualified stock purchase" under Code Section 338(d)(3), and no elections under Code Section 338(g), protective carryover basis elections, or offset prohibition elections are applicable to the Company or any predecessor corporations; and

          (s) The tax bases of the assets of the Company for purposes of determining future amortization, depreciation, and other federal income tax deductions are accurately reflected on the tax books and records of the Company.

     2.14 Intellectual Property.
          ---------------------

          (a) The Company owns or has acquired all material Intellectual Property Rights (as defined below), including rights to make, use and sell goods and services, as necessary or required for the conduct of its business as presently conducted (the Intellectual Property Rights being referred to as the "IP Rights"), and these rights are reasonably sufficient
                          --------
     for the conduct of its business;

          (b) The execution, delivery and performance of the Company Transaction Agreements or the Seller Transaction Agreements and the consummation of the transactions contemplated thereby will not constitute a material breach of any instrument or agreement governing any IP Rights ("IP Rights
                                                           ---------
     Agreements"), will not cause the forfeiture or termination or give rise to
     ----------
     a right of forfeiture or termination of any IP Right or materially impair the right of the Company or Telenetics to use, sell or license any IP Right or portion thereof (except where the breach, forfeiture or termination would not have a Material Adverse Effect);

          (c) Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by the Company or currently under development by the Company violates any license or agreement between the Company and any third party or, to the best knowledge of such Seller, infringes any Intellectual Property Right of any other party; and there is no pending or, to the best knowledge of such Seller, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any IP Right nor, to the best knowledge of such Seller, is there any basis for any claim, nor has such Seller received any written notice asserting that any IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of such Seller, is there any basis for any assertion, and

          (d) The Company has taken reasonable and practicable steps designed to safeguard and maintain its proprietary rights in all material IP Rights. All officers, employees and consultants of the Company have executed and delivered to the Company an agreement regarding the protection of proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by those persons. No current or prior officer, employee or consultant of the Company claims an ownership interest in any IP Rights as a result of having been involved in the development of that property while employed by or consulting to the Company, or otherwise.

          The term "Intellectual Property Rights" shall mean all worldwide
                    ----------------------------
     industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark registrations, trademark registration applications, trade names, service marks, service mark registrations, service mark registration applications, copyrights, copyright registrations, copyright registration applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object codes, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

     2.15 Fees and Expenses. The Company has not paid or become obligated to
          -----------------
pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     2.16 Environmental Matters.
          ---------------------

          (a) None of the properties or facilities of the Company is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about the properties or facilities, including, but not limited to, soil and ground water condition, except where the violations would not constitute a Material Adverse Effect. During the time that the Company has owned or leased its properties and facilities, to the best knowledge of such Seller, no third party has released, used, generated, manufactured or stored on, under or about the properties or facilities or transported to or from the properties or facilities any hazardous materials.

          (b) During the time that the Company has owned or leased its properties and facilities, there has been no litigation brought or threatened against the Company by, or any settlement reached by the Company with, any party or parties alleging the presence, disposal, release or threatened release of any hazardous materials on, from or under any of the properties or facilities.

     2.17 Interested Party Transactions. Except as disclosed in the Disclosure
          -----------------------------
Schedule, no officer or director of the Company or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of any such person
                                         --------------
has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to the Company any material amount of goods, property, technology or intellectual or other property rights or services; or (ii) any material contract or agreement to which the Company is a party or by which it may be bound or affected.

     2.18 Disclosure. No representation or warranty made by the Company or
          ----------
Sellers in this Agreement, nor any document, written information, written statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by the Company or its representatives or Sellers pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     2.19 Restrictions on Business Activities. There is no material agreement,
          -----------------------------------
judgment, injunction, order or decree binding upon the Company that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted.

     2.20 Intentionally Omitted.
          ---------------------

     2.21 Personal Property. The Company has good title, free and clear of all
          -----------------
title defects, objections and liens, including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest-retaining arrangements, to all of its machinery, equipment, furniture, inventory and other personal property. All personal property used in the business of the Company is in good operating condition. All of the leases to personal property utilized in the business of the Company are valid and enforceable against the Company and are not in default by the Company, or to the knowledge of such Seller, are any of the other parties thereto in default thereof.

     2.22 Real Property. The Company does not own any real property. The
          -------------
Disclosure Schedule contains a list of all leases for real property to which the Company is a party, the square footage leased with respect to each lease and the expiration date of each lease. These leases are valid and enforceable and are not in default. To the best knowledge of such Seller, the real property leased or occupied by the Company, the improvements located thereon, and the furniture, fixtures and equipment relating thereto (including plumbing, heating, air conditioning and electrical systems), conform to any and all applicable health, fire, safety, zoning, land use and building laws, ordinances and regulations. There are no outstanding contracts made by the Company for any improvements made to the real property leased or occupied by the Company that have not been paid for.

     2.23 Warranties. Neither the Company nor Sellers have made any warranties
          ----------
or guarantees relating to the Company's products other than as implied or required by law. The Disclosure Schedule contains a list of all warranty and indemnification obligations of the Company relating to patents and other proprietary rights.

     2.24 Contracts. The Disclosure Schedule lists all oral or written
          ---------
agreements, notes, instruments, or contracts to which the Company is a party or by which its assets or properties may be bound which involve the payment or receipt of more than $25,000 (on an annual basis), or which have a term of more than one year, or which involve intellectual property, or which are employment or consulting agreements, or to which the Company and one or more Sellers or entities owned or operated by one or more Sellers is a party (the "Contracts").
                                                                   ---------
The Company is not in default in performance of its obligations under any material provisions of the Contracts. Such Seller has no knowledge of any violation of any Contract by any other party thereto and such Seller has no knowledge of any intent by any other party to a Contract not to perform its obligations under any Contract.

     2.25 Intentionally Omitted.
          ---------------------

     2.26 Development Tools. The Disclosure Schedule contains a complete list of
          -----------------
all material software development tools used or currently intended to be used by the Company in the development of any of the Company Products, except for any tools that are generally available and are used in their generally available form (such as standard compilers) ("Company Development Tools"). The Disclosure
                                    -------------------------
Schedule also sets forth, for each Company Development Tool: (a) for any Company Development Tool not entirely developed internally by the employees of the Company, the identity of the independent contractors and consultants involved in a material way in such development and a list of the material agreements with such independent contractors and consultants with respect to the Company Development Tools; (b) a list of any third parties with any rights to receive material royalties or other payments with respect to such Company Development Tools, and a schedule of all such royalties payable; (c) a list of any material restrictions on the Company's unrestricted right to use and distribute the Company Development Tools; and (d) a list of all agreements with third parties for the use by the third party of the Company Development Tools.

     2.27 Investment Representation.
          -------------------------

          (a) Each Seller acknowledges that, upon issuance, the Base Stock, the options to be issued at the Closing (the "Options"), the shares of common
                                               -------
     stock underlying the Options (the "Underlying Stock"), and the Additional
                                        ----------------
     Stock, if any, will not have been "registered" and will therefore be "restricted securities" as these terms are used under the Securities Act and the rules and regulations thereunder. By their execution of this Agreement, each Seller agrees, represents and warrants that (i) his acquisition of the Base Stock, Options, Underlying Stock and Additional Stock, is for investment only, for his own account and not with a view to "distribution" as that term is used under the Securities Act, (ii) he is an "accredited investor" as that term is used in Regulation D under the Securities Act, and (iii) copies of Telenetics' Form 10-KSB for the nine months ended December 31, 1998, and Forms 10-QSB for the quarters ended March 31, June 30 and September 30, 1999 have been made available to him. Each Seller agrees that he shall not at any time make any sale, pledge, hypothecation, gift or other transfer of Base Stock, Options, Underlying Stock or Additional Stock except pursuant to an effective registration statement under the Securities Act or pursuant to the provisions of Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act, and in accordance with the provisions of this Section 2.27 and any applicable state "blue sky" or other
             ------------
     securities laws, and that prior to making any sale or other disposition of Base Stock, Options, Underlying Stock or Additional Stock pursuant to any such exemption, he shall, if requested by Telenetics, obtain an opinion of counsel, satisfactory to Telenetics' counsel, that such sale complies with applicable federal and state securities laws.

          (b) Each Seller agrees that he has been informed that the Base Stock, Options, Underlying Stock and Additional Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and he understands that any sale of the Base Stock, Options, Underlying Stock or Additional Stock made in reliance upon Rule 144, or any other like rule, can be made only in limited amounts in accordance with the terms and conditions of those rules and, if those rules are not applicable, any resale may require compliance with another available exemption under the Securities Act or, in the alternative, may require registration of the Base Stock, Options, Underlying Stock or Additional Stock. Sellers acknowledge that Telenetics makes no representation or covenant that it shall conduct its affairs so as to permit sales under Rule 144, and except as set forth in the registration rights agreements that are being entered into by and between Telenetics and each Seller concurrently with the execution of this Agreement relating to the Underlying Stock (the "Registration Rights Agreements"), Telenetics is
                                ------------------------------
     under no obligation to register or repurchase the Base Stock, the Options, the Underlying Stock or the Additional Stock.

          (c) In furtherance of the foregoing, Telenetics and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Section 2.27.
                                                             ------------
     Sellers acknowledge that Telenetics shall cause appropriate legends to be placed on the certificates representing the Base Stock, the Additional Stock and the Underlying Stock to reflect the foregoing.

3.   Representations and Warranties of Telenetics.
     --------------------------------------------

     Telenetics hereby represents and warrants to Sellers that:

     3.1  Organization; Good Standing; Qualification and Power. Telenetics is a
          ----------------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes qualification necessary, other than in jurisdictions where the failure to qualify would not have a Material Adverse Effect. Telenetics has made available to the Company and the Sellers or their respective counsel complete and correct copies of the articles of incorporation and bylaws of Telenetics as amended to the date of this Agreement.

     3.2  Capital Structure. The authorized capital stock of Telenetics
          -----------------
consists of 25,000,000 shares of common stock, no par value per share ("Telenetics Common Stock"), 1,500,000 shares of Series A 7.0% Convertible
  -----------------------
Redeemable Preferred Stock, no par value per share (the "Series A Preferred
                                                         ------------------
Stock"), 128,571 shares of Series B Convertible Preferred Stock, no par value
-----
per share (the "Series B Preferred Stock"), 400,000 shares of Series C 7.0%
                ------------------------
Convertible Preferred Stock, no par value per share (the "Series C Preferred
                                                          ------------------
Stock"), and 2,971,429 shares of undesignated preferred stock, no par value per
-----
share (the "Undesignated Preferred Stock"). As of the date hereof, 10,196,754
            ----------------------------
shares of Telenetics Common Stock are issued and outstanding (which amount does not include the Base Stock issuable hereunder), 11,183,677 shares of Telenetics Common Stock are reserved for issuance upon the exercise of outstanding options and warrants to purchase Telenetics Common Stock (which amount includes the shares underlying the Options and the Additional Stock) and upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, 756,884 shares of Series A Preferred Stock are issued and outstanding, 128,571 shares of Series B Preferred Stock are issued and outstanding, 400,000 shares of Series C Preferred Stock are issued and outstanding, and no shares of Undesignated Preferred Stock are issued and outstanding. Except for the options, warrants and convertible securities for which shares of Telenetics Common Stock are reserved for issuance as described in this Section 3.2, and except as
                                               -----------
provided in the Telenetics Transaction Agreements, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which Telenetics is a party or by which Telenetics is bound obligating Telenetics to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of Telenetics or securities convertible into or exchangeable for shares of capital stock of Telenetics, or obligating Telenetics to grant, extend or enter into any option, warrant, call, right, commitment, conversion right or other agreement. None of the outstanding shares of Telenetics Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are subject to preemptive rights.

     3.3  Authority.
          ---------

          3.3.1 Corporate Action. Telenetics has all requisite corporate power
                ----------------
     and authority to enter into this Agreement and the other agreements contemplated to be entered into by Telenetics as described in Section 6.3
                                                                   -----------
     (collectively, the "Telenetics
                         ----------

     Transaction Agreements"), and to perform its obligations under and to
     ----------------------
     consummate the transactions contemplated by the Telenetics Transaction Agreements. The execution and delivery of the Telenetics Transaction Agreements by Telenetics and the consummation by Telenetics of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Telenetics. The Telenetics Transaction Agreements have been duly executed and delivered by Telenetics and constitute the valid and binding obligation of Telenetics, enforceable against Telenetics in accordance with their terms, except that enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          3.3.2 No Conflict. Neither the execution, delivery and performance of
                -----------
     the Telenetics Transaction Agreements, nor the consummation of the transactions contemplated thereby nor compliance with the provisions hereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Telenetics under, any term, condition or provision of (x) the articles of incorporation or bylaws of Telenetics or (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Telenetics or its properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect.

          3.3.3 Governmental Consents. No consent, approval, order or
                ---------------------
     authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by Telenetics in connection with the execution and delivery of the Telenetics Transaction Agreements or the consummation of the transactions contemplated thereby, except for securities law filings to be made in connection with the issuance of the Base Stock, the Additional Stock, the Options and the Underlying Stock.

     3.4  SEC Documents.
          -------------

          3.4.1 SEC Reports. Telenetics has made available to the Company or its
                -----------
     counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by Telenetics with the Securities and Exchange Commission (the "SEC") on or after July 14, 1998
                                              ---
     (the "Telenetics SEC Documents"), which are all the documents (other than
           ------------------------
     preliminary material) that Telenetics was required to file with the SEC on or after that date. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the Telenetics SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Telenetics SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

          3.4.2 Financial Statements. The financial statements of Telenetics
                --------------------
     included in the Telenetics SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB promulgated by the SEC) and fairly present the financial position of Telenetics as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

     3.5  Litigation. There is no suit, action, arbitration, demand, claim or
          ----------
proceeding pending or, to the knowledge of Telenetics, threatened against Telenetics in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

     3.6  Fees and Expenses. Telenetics has not paid or become obligated to pay
          -----------------
any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     3.7  Disclosure. No representation or warranty made by Telenetics in this
          ----------
Agreement, nor any document, written information, written statement, financial statement, certificate or exhibits prepared and furnished or to be prepared and furnished by Telenetics or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     3.8  Investment Representation. Telenetics agrees, represents and warrants
          -------------------------
that its acquisition of the Shares is for investment only, for its own account and not with a view to "distribution" as that term is used under the Securities Act.

4.   Additional Agreements.
     ---------------------

     4.1  Employee Matters. Following the Closing, all employees of the Company
          ----------------
will either (i) continue to be employees of the Company or (ii) be offered comparable employment by Telenetics. Notwithstanding the foregoing, Telenetics makes no representation, warranty or promise as to the length of time that any such employee will remain in the employ of the Company or Telenetics following the Closing (except with respect to those employees who become parties to Employment Agreements pursuant to Section 4.2).
                                  -----------

     4.2  Employment Agreements. Concurrently with the Closing, Telenetics and
          ---------------------
each of McLean and T. Keith Odom shall enter into employment agreements (the "Employment
 ----------

Agreements") upon such terms and conditions as are mutually acceptable to
----------
Telenetics and each of such persons, to the extent each is a party thereto.

     4.3  Consulting Agreements. Concurrently with the Closing, Telenetics and
          ---------------------
each of Didion and Saunders & Parker, Inc., a Texas corporation ("S & P") shall
                                                                  -----
enter into consulting agreements (the "Consulting Agreements") upon such terms
                                       ---------------------
and conditions as are mutually acceptable to Telenetics and each of Didion and S & P, to the extent each is a party thereto.

     4.4  Membership on the Telenetics Board of Directors. At the next annual
          -----------------------------------------------
meeting of the shareholders of Telenetics, and at each annual meeting of the shareholders of Telenetics occurring prior to the expiration of the Earn-Out Period, Telenetics shall propose and recommend, at the request of S & P, either Parker or Saunders on Telenetics' management slate of directors for election by the shareholders of Telenetics. Whichever of Parker or Saunders is not requested to be proposed and recommended for election pursuant to the preceding sentence shall be appointed to serve as an advisor to the Telenetics Board of Directors, shall be given all notices that are provided to directors of Telenetics, at the same time and in the same manner that such notices are provided to such directors, and shall be permitted to attend all meetings of the Board of Directors of Telenetics. Saunders and Parker shall both serve as advisors to the Board of Directors of Telenetics until either is appointed to the Board of Directors of Telenetics pursuant to this Section 4.4.
                                         -----------

     4.5  Certain Tax Matters.
          -------------------

          4.5.1 Tax Returns. Sellers shall prepare or cause to be prepared and
                -----------
     file or cause to be filed all Returns (including any amended Return) for the Company for all periods ending on or prior to the Closing Date that are required to be filed after the Closing ("Pre-Closing Returns"). Telenetics
                                              -------------------
     shall cause an authorized officer of the Company to sign and file or cause to be filed the Pre-Closing Returns.

          4.5.2 Audits. Sellers shall have the right, at Sellers' own expense,
                ------
     to control any audit and to contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes with respect to any taxable period ending on or before the Closing Date; provided, however, that Sellers shall not have the right to agree to any assessment, deficiency, settlement or other adjustment or proposed adjustment of Taxes with respect to any taxable period ending after the Closing Date without Telenetics' prior written consent.

          4.5.3 Cooperation on Tax Matters. Telenetics and Sellers shall
                --------------------------
     cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and, upon the other party's request, the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

     4.6  Trade Payables. Following the Closing, Telenetics shall cause the
          --------------
Company to pay the trade payables and attorneys' fees disclosed by the Company to Telenetics prior to the

Closing, plus reasonable attorneys' fees and costs of MHK&H (as hereinafter defined) incurred by Saunders, Parker and/or the Company in connection with the negotiation, preparation and execution of this Agreement and the other documents executed in connection with this Agreement.

5.   Indemnification of the Parties.
     ------------------------------

     5.1  Indemnification by Sellers. Each Seller shall, severally and not
          --------------------------
jointly (i.e., in proportion to each such Seller's ownership in the Shares), indemnify, defend, protect and hold harmless Telenetics, each of its successors and assigns and each of its directors, officers, employees, agents, subsidiaries and affiliates (each an "Telenetics Indemnified Party"), at all times from and
                         ----------------------------
after the date of this Agreement against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses ("Losses") (including specifically, but without limitation, reasonable
  ------
attorneys' fees and expenses of investigation ("Legal Expenses")) based upon,
                                                --------------
resulting from or arising out of (i) any inaccuracy or breach of any representation, or warranty of such Seller contained in or made in connection with this Agreement, and (ii) the breach by such Seller of, or the failure by such Seller to observe, any of his respective covenants or other agreements contained in or made in connection with this Agreement.

     5.2  Indemnification by Telenetics. Telenetics shall indemnify, defend,
          -----------------------------
protect and hold harmless each Seller and such Seller's respective heirs, successors and assigns (each a "Seller Indemnified Party"), at all times from
                                ------------------------
and after the date of this Agreement against all Losses based upon, resulting from or arising out of (i) any inaccuracy or breach of any representation, or warranty of Telenetics contained in or made in connection with this Agreement, and (ii) the breach by Telenetics of, or the failure by Telenetics to observe, any of its covenants or other agreements contained in or made in connection with this Agreement.

     5.3  Adjustments to Indemnification Payments. Any payment made to any
          ---------------------------------------
Telenetics Indemnified Party or any Seller Indemnified Party (each, an "indemnified party") pursuant to this Section 5 in respect of any claim will be
 -----------------                    ---------
net of any insurance proceeds realized by and paid to the indemnified party in respect of any such claim. The indemnified party will use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to this Section 5; provided, however, that the
                                 ---------
indemnified party will not be obligated to make such an insurance claim if the indemnified party in its reasonable judgment believes the cost of pursuing such an insurance claim, together with any corresponding increase in insurance premiums or other chargebacks to the indemnified party, would exceed the value of the claim for which the indemnified party is seeking indemnification.

     5.4  Indemnification Procedures.
          --------------------------

          (a) Promptly after receipt by an indemnified party of notice of the commencement of any action, suit or proceeding by a person not a party to this Agreement in respect of which the indemnified party will seek indemnification hereunder (a "Third Party Action"), the indemnified party
                                   ------------------
     shall notify the party required to provide indemnification (the "indemnifying party") in writing, but any failure to so notify the
     -------------------
     indemnifying party shall not relieve it from any liability that it may have to the indemnified party under Section 5.1 or 5.2, except to the extent that the
                             ------------------
     indemnifying party is prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense (including settlement of such Third Party Action) with counsel reasonably satisfactory to such indemnified party; provided, however, that:

               (i) the indemnified party shall be entitled to participate in the defense of such Third Party Action and to employ counsel at its own expense (which shall not constitute Legal Expenses for purposes of this Agreement) to assist in the handling of such Third Party Action;

               (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party or the indemnified party would be adversely affected thereby (it being understood and agreed that monetary payments agreed to and paid by the indemnifying party shall not be deemed to adversely affect the indemnified party);

               (iii) no indemnifying party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party of a release from all liability in respect of such Third Party Action; and

               (iv) the indemnifying party shall not be entitled to control the defense of any Third Party Action unless the indemnifying party confirms in writing its assumption of such defense and continues to pursue the defense reasonably and in good faith. After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such Third Party Action in accordance with the foregoing, (i) the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party attributable to defending against such Third Party Action, and (ii) as long as the indemnifying party is reasonably contesting such Third Party Action in good faith, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying, such Third Party Action without the indemnifying party's prior written consent. If the indemnifying party does not assume control of the defense of such Third Party Action in accordance with this Section
                                                                     -------
          5.4, the indemnified party shall have the right to defend and/or
          ---
          settle such Third Party Action in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this Section 5.4. The reimbursement of
                                           -----------
          fees, costs and expenses required by this Section 5.4 shall be made by
                                                    -----------
          periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

          (b) If an indemnified party has actual knowledge of any facts or circumstances other than the commencement of a Third Party Action which cause in good faith it to believe that it is entitled to indemnification under this Section 5, then such indemnified party shall promptly give the
                ---------
     indemnifying party notice thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under Section 5.1 or 5.2, except to the
                                         ------------------
     extent that the indemnifying party is prejudiced by the failure to give such notice.

     5.5  Manner of Indemnification. All indemnification by a Seller under this
          -------------------------
Section 5 shall be effected by the payment of cash, the delivery of a bank
----------
cashier's check, the delivery of shares of Base Stock or Additional Stock free and clear of any liens, security interests, pledges, agreements, claims, charges or other encumbrances (other than those arising under securities laws and those created by or at the request of Telenetics), or in Telenetics' sole discretion, may be accomplished by the set off of any amounts otherwise payable by Telenetics to Sellers pursuant to the Telenetics Transaction Agreements or by a combination of the foregoing. For purposes of this Section 5.5, the value of a
                                                   -----------
share of Base Stock or Additional Stock shall be equal to the closing sale price of a share of Telenetics Common Stock on the date immediately preceding the delivery of such shares pursuant to this Section 5.5. Indemnification by
                                         -----------
Telenetics under this Section 5 may be effected by the payment of cash or
                      ---------
delivery of a check, or by a combination of the foregoing, and neither the exercise of nor the failure to exercise such right of set off will constitute an election of remedies or limit Telenetics in any manner in the enforcement of any other remedies that may be available to it. The exercise of such right of set off by Telenetics in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under any of the Telenetics Transaction Agreements.

     5.6  Survival. The representations, warranties, covenants and agreements
          --------
of the parties made in this Agreement shall survive (and not be affected in any respect by) the Closing and any examination or investigation conducted by or on behalf of the parties hereto and any information that any party may receive pursuant to the Disclosure Schedule or otherwise. Notwithstanding the foregoing, the rights to indemnification provided for in this Section 5 with respect to
                                                   ---------
each representation and warranty contained in this Agreement shall terminate on the date (the "Survival Date") occurring on the third anniversary of the Closing
               -------------
Date; provided, however, that (i) the right to indemnification concerning the matters set forth in Sections 2.8, 2.13 and 2.16 shall survive until their
                     ---------------------------
applicable statutes of limitation, (ii) the right to indemnification concerning the matters set forth in Section 2.2 shall continue forever and (ii) the right
                         -----------
to indemnification with respect to such representations and warranties, and the liability of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such indemnifying party has been given written notice prior to the Survival Date.

     5.7  Limitation on Amount. Notwithstanding anything to the contrary
          --------------------
contained in this Agreement, the aggregate amount to be paid by any Seller to Telenetics with respect to any Loss based upon, resulting from or arising out of any inaccuracy or breach of any representation or warranty of such Seller contained in this Agreement, and the aggregate amount to be paid by Telenetics to any Seller with respect to any Loss based upon, resulting from or arising out of any inaccuracy or breach of any representation or warranty of Telenetics contained in this Agreement, shall not exceed the value of the Base Purchase Price paid to such Seller, as calculated based upon the closing sale price of a share of Telenetics Common Stock on the Closing Date (which is $4.062), plus in the case of Saunders, one-half of the aggregate amount paid by Telenetics to S & P at the Closing and pursuant to the Telenetics Note (as defined below), plus in the case of Parker, one-half of the aggregate amount paid by Telenetics to S & P at the Closing pursuant to the Telenetics Note.

     5.8  Basket. Notwithstanding anything to the contrary contained in this
          ------
Agreement, Sellers shall not be liable to Telenetics with respect to any single Loss based upon, resulting from or arising out of any inaccuracy or breach of any representation or warranty of Sellers contained in this Agreement that does not exceed $50,000; provided, however, that when the aggregate amount of all such Losses reaches $50,000, Sellers shall, subject to the above limitation of their maximum aggregate liability, thereafter be liable to Telenetics in full for all such Losses.

6.   Closing.
     -------

     6.1  Closing Date. The closing of the transactions contemplated by this
          ------------
Agreement ("Closing") will take place at a location mutually agreed upon by the
            -------
parties on the date hereof ("Closing Date").
                             ------------

     6.2  Deliveries by Sellers at the Closing. At the Closing, Sellers shall
          ------------------------------------
deliver to Telenetics:

          (a) Certificates representing all of the Shares, free of liens or encumbrances (other than encumbrances imposed by applicable securities laws), accompanied by duly executed stock powers by each Seller in favor of Telenetics with all necessary transfer stamps affixed thereto or other evidence of payment of applicable stock transfer taxes, if any;

          (b) The resignations of each of the officers and directors of the Company;

          (c) This Agreement duly executed by each of the Sellers, accompanied by the consent of each Seller's spouse, as set forth on the signature pages hereof;

          (d) The Employment Agreements duly executed by each of the individuals who are parties thereto, together with evidence of the termination of the existing employment relationships between the Company and each of the individuals who are parties to the Employment Agreements;

          (e) The Consulting Agreements duly executed by each of the individuals or entities who are parties thereto, together with evidence of the termination of any existing consulting or employment relationships between the Company and S & P and/or Didion;

          (f) The Registration Rights Agreements, duly executed by each of the individuals or entities that are parties thereto;

          (g) Certificates dated as of a date no longer than ten days prior to the Closing Date, duly issued by the secretaries of state and/or other appropriate officials in the

     Company's state of incorporation and in each jurisdiction where the Company is qualified to do business as a foreign corporation, showing that the Company is in good standing and authorized to do business in each such state and, where such information is generally made available by the appropriate authorities, that all state franchise and/or income tax returns have been filed and taxes paid for the Company for all periods prior to the Closing;

          (h) Required consents of third parties, if any;

          (i) The opinion of Munsch Hardt Kopf & Harr, P.C., counsel to the Company, Saunders, Parker and S & P ("MHK&H"); and
                                           -----

          (j) Evidence satisfactory to Telenetics and its counsel that the contracts or agreements listed on the Disclosure Schedule to be terminated concurrently with the Closing have been terminated.

     6.3  Deliveries by Telenetics at the Closing. At the Closing, Telenetics
          ---------------------------------------
shall deliver to Sellers:

          (a) Certificates representing the Base Stock, with facsimile signatures of appropriate Telenetics officers and endorsement by Telenetics' transfer agent;

          (b) Option agreements representing the Options;

          (c) The Employment Agreements;

          (d) The Consulting Agreements;

          (e) The Registration Rights Agreements;

          (f) Check made payable to S & P in the amount of one-half of the principal and interest due as of the Closing from the Company to S & P pursuant to the Promissory Note dated August 27, 1999 made by the Company in favor of S & P (the "S & P Note");
                             ----------

          (g) Promissory note made by Telenetics in favor of S & P in the principal amount of one-half of the principal and interest due as of the Closing from the Company to S & P pursuant to the S & P Note (the "Telenetics Note");
      ---------------

          (h) Promissory note made by Telenetics in favor of McLean in the principal amount of $107,500, as referenced in the Disclosure Schedule;

          (i) Evidence of the appointment of Saunders and Parker as advisors to the Telenetics Board of Directors;

          (j) Required consents of third parties, if any; and

          (k) The opinion of Rutan & Tucker, LLP, counsel to Telenetics.

     6.4  Deliveries by Third Parties at the Closing. At the Closing, the
          ------------------------------------------
following additional deliveries shall be made:

          (a) Sellers shall cause S & P to deliver to Telenetics for cancellation that certain Promissory Note dated May 10, 1999 in the principal amount of $30,000 made by the Company in favor of S & P and the S S & P Note.

          (b) Sellers shall cause S & P and the Company to provide to Telenetics evidence satisfactory to Telenetics and its counsel that the contracts or agreements listed on the Disclosure Schedule to be terminated concurrently with the Closing have been terminated.

          (c) Sellers shall cause S & P to deliver duly executed UCC termination statements terminating S & P's security interest in the assets of the Company;

          (d) Armani shall execute and deliver to S & P a guaranty and a stock pledge agreement pledging as security for Telenetics' repayment of the Telenetics Note 500,000 of the shares of Telenetics Common Stock owned by Armani immediately prior to the Closing.

7.   Non-Competition.
     ---------------

     7.1  Definitions. For purposes of this Section 7, the following terms
          -----------                       ---------
shall have the following meanings:

          (a) "Business" shall mean the development, production, manufacture,
               --------
     sale, lease or distribution of the Technology and/or products and services relating to the Technology, as developed, in development or conducted by the Company as of, or immediately preceding the date of this Agreement, or conducted, developed or in development by the Company or by Telenetics or their respective affiliates, successors or assigns during the Non-Competition Period, the Employee Non-Solicitation Period or the Customer Non-Solicitation Period;

          (b) "Business Territory" shall mean the world, including all countries
               ------------------
     and political subdivisions thereof.

          (c) "Compete" shall mean, with respect to the Business: (i) managing,
               -------
     supervising or otherwise participating in a management or sales capacity; or (ii) otherwise managing, operating, controlling, participating in the ownership, management or control of, or being connected with or having any interest in, as a stockholder, agent, partner, lender, consultant, advisor or otherwise, any business or person that provides goods, products or services competitive with those provided by the Business; provided, however, that nothing contained herein will prohibit a Seller from owning less than one percent of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market or from performing his duties in accordance with the terms of the Employment Agreement or Consulting Agreement to which he or an entity by which he is employed is a party;

          (d) "Customer Non-Solicitation Period" shall mean, with respect to
               --------------------------------
     each Seller, the later of: (i) the period commencing on the Closing Date and continuing for a period of two years after the expiration of the Earn-Out Period; and (ii) two years after the termination of such Seller's employment or consulting relationship with the Company, Telenetics or any of their respective successors, assigns, subsidiaries or affiliates; provided, however, that the Customer Non-Solicitation Period with respect to each Seller shall be extended by the number of days in which such Seller is or was engaged in activities constituting a breach of Section 7.4.
                                                              -----------

          (e) The term "Customers" shall mean, with respect to each Seller, any
                        ---------
     person that, as of or immediately preceding the date of this Agreement, or during the Non-Competition Period, the Employee Non-Solicitation Period or the Customer Non-Solicitation Period is or was a client or customer of the Company, Telenetics or any of their respective subsidiaries or affiliates.

          (f) The words "directly or indirectly," as they modify the word
                         ----------------------
     "Compete" or "Competing," shall mean: (i) acting as an agent, representative, consultant, officer, director, member, independent contractor or employee of any person that is Competing with the Business;
     (ii) participating in any such Competing person or enterprise as an owner, partner, limited partner, joint venturer, member, creditor or shareholder (except as expressly permitted herein); or (iii) communicating to any such Competing person or enterprise the names or addresses or any other information concerning any Customer or any other confidential information of the Business.

          (g) "Employees" shall mean: (i) any employee of the Company,
               ---------
     Telenetics or any of their respective subsidiaries or affiliates as of, or immediately prior to the date of this Agreement or during the Non-Competition Period, the Employee Non-Solicitation Period or the Customer Non-Solicitation Period; or (ii) any former employee of the Company, Telenetics or any of their respective subsidiaries or affiliates whose employment with the Company, Telenetics, or any of their respective successors, assigns, subsidiaries or affiliates ceased less than one year before the date of co-venturing, solicitation, inducement or recruitment.

          (h) "Employee Non-Solicitation Period" shall mean, with respect to
               --------------------------------
     each Seller, the later of: (i) the period commencing on the Closing Date and continuing for a period of two years after the expiration of the Earn-Out Period; and (ii) two years after the termination of such Seller's employment or consulting relationship with the Company, Telenetics or any of their respective successors, assigns, subsidiaries or affiliates; provided, however, that the Employee Non-Solicitation Period with respect to each Seller shall be extended by the number of days in which such Seller is or was engaged in activities constituting a breach of Section 7.3.
                                                              -----------

          (i) "Non-Competition Period" shall mean, with respect to each Seller,
               ----------------------
     the later of: (i) the period commencing on the Closing Date and continuing for a period of two years after the expiration of the Earn-Out Period; and
     (ii) two years after the termination of such Seller's employment or consulting relationship with the Company, Telenetics or any of their respective successors, assigns, subsidiaries or affiliates;

     provided, however, that the Non-Competition Period with respect to each Seller shall be extended by the number of days in which such Seller is or was engaged in activities constituting a breach of Section 7.2.
                                                        -----------

          (j) The term "person" shall mean any natural person, firm,
                        ------
     partnership, association, corporation, company, limited liability company, limited partnership, trust, business trust, Governmental Entity or other entity.

          (k) The term "Prospective Customer" shall mean any person that
                        --------------------
     Telenetics, the Company, or any of their respective subsidiaries or affiliates has contacted, or has developed a strategy or plan to contact, for the purpose of acquiring such person as a customer or client during the period from January 1, 1999 through the expiration of the Customer Non-Solicitation Period.

     7.2  Non-Competition. During the Non-Competition Period, no Seller shall,
          ---------------
and no Seller shall permit any of such Seller's affiliates to, directly or indirectly Compete with the Business in the Business Territory. Set forth in the Company Disclosure Schedule is a complete and accurate listing of all states within the United States and all foreign countries and territories in which the Company or its predecessor has sold or marketed its products or services or conducted its business prior to the date of this Agreement.

     7.3  Non-Solicitation of Employees. Sellers recognize that the Employees
          -----------------------------
are a valuable resource of Telenetics and the Company. Accordingly, during the Employee Non-Solicitation Period, no Seller shall, either alone or in conjunction with any other person or entity, directly or indirectly go into business with any Employee or solicit, induce or recruit any Employee to leave the employ of Telenetics, the Company, or any of their respective successors, assigns, subsidiaries or affiliates.

     7.4  Non-Solicitation of Customers. Sellers recognize that the Customers
          -----------------------------
and Prospective Customers are a valuable resource of Telenetics and the Company. Accordingly, during the Customer Non-Solicitation Period, no Seller shall, either alone or in conjunction with any other person or entity, directly or indirectly call on, solicit, take away, accept as a client, customer or prospective client or customer, or attempt to call on, solicit, take away, accept as a client, customer or prospective client or customer a Customer or Prospective Customer for the purpose of Competing with the Business.

     7.5  Additional Agreements. Each Seller hereby expressly agrees and
          ---------------------
acknowledges that:

          (a) Telenetics and the Company have protectable business interests throughout the Business Territory, and that competition with and against such business interests would be harmful to Telenetics or the Company, as the case may be;

          (b) the covenants contained in this Section 7 are reasonable as to
                                              ---------
     time and geographical area and do not place any unreasonable burden upon each Seller's ability to earn a livelihood;

          (c) the public will not be harmed as a result of enforcement of the covenants contained in this Section 7;
                                 ---------

          (d) the personal legal counsel for each of Saunders and Parker has reviewed the covenants contained in this Section 7;
                                              ---------

          (e) the personal legal counsel for each of McLean and Didion has reviewed the covenants contained in this Section 7, and/or each of McLean
                                              ---------
     and Didion has had ample opportunity but has knowingly and willingly declined to take advantage of such opportunity for his personal legal counsel to review the covenants contained in this Section 7;
                                                       ---------
          (f) the parties have entered into the covenants contained herein in connection with and as a condition precedent to the consummation of the Agreement, pursuant to which Telenetics shall acquire the Company; the agreements, actions, covenants, and promises contained herein are intended to protect and ensure the value of Business, including its goodwill, which actions, covenants, and promises are a material consideration to Telenetics in connection with the Agreement; and, to the extent that the laws of any jurisdiction in which this Agreement shall be interpreted, construed, and/or enforced distinguish between covenants given in connection with the sale of a business and its goodwill and covenants given in connection with employment, this covenant will be given the broader interpretation customarily given to covenants in connection with the sale of a business and the transfer of goodwill to Telenetics, notwithstanding any employment or engagement as a consultant of each Seller by Telenetics or the Company following the Closing;

          (g) Telenetics and each Seller agree that the provisions of this
     Section 7 shall survive the Closing; and
     ---------

          (h) each Seller understands and agrees to each and every term and condition contained in this Section 7.
                                 ---------

     7.6  Remedies; Enforceability. Each Seller recognizes and acknowledges that
          ------------------------
irreparable damage will result to Telenetics in the event of a breach by that Seller or any of that Seller's affiliates of the provisions of this Section 7,
                                                                    ---------
and, accordingly, in the event of such a breach, Telenetics will be entitled, in addition to any other legal or equitable damages and remedies to which it may be entitled or which may be available, to an injunction to restrain the violation thereof. If any provision of this Section 7 shall be adjudicated by a court of
                                  ----------
competent jurisdiction to be invalid or unenforceable because of the scope, duration, area of its applicability, or any other reason, the court making such determination will have the power to modify such scope, duration, or area, or all of them, or to strike an invalid or unenforceable provision, in whole or in part, to the extent necessary to make such scope, duration, area, or provision valid and enforceable.

8.   Miscellaneous.
--   -------------

     8.1  Governing Law. The internal laws of the State of California
          -------------
(irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

     8.2  Assignment; Binding Upon Successors and Assigns. No party hereto may
          -----------------------------------------------
assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective heirs, successors and permitted assigns.

     8.3  Severability. If any provision of this Agreement, or the application
     ---  ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the interest of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purpose of the void unenforceable provision.

     8.4  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which will be deemed an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

     8.5  Other Remedies. Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     8.6  Amendment and Waivers. Any term or provision of this Agreement may be
          ---------------------
amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     8.7  Expenses. Except as set forth in Section 4.6, Telenetics, on the one
          --------                         -----------
hand, and Sellers, on the other, will each bear their own expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

     8.8  Attorneys' Fees. Should suit be brought to enforce or interpret any
          ---------------
part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal).

     8.9  Notices. All notices and other communications pursuant to this
          -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (at such other address for a party as shall be specified by like notice):


     If to the Company to:        eflex Wireless, Inc.
                                  138 North Moon Avenue
                                  Brandon, Florida 33510-4400
                                  Attention: President
                                  Telecopier: (813) 681-2119

     With a copy to:              Munsch Hardt Kopf & Harr, P.C.
                                  4000 Fountain Place
                                  1445 Ross Avenue
                                  Dallas, Texas 75202
                                  Attention: Sally A. Schreiber, Esq.
                                  Telecopier: (214) 978-4323

     If to Telenetics to:         Telenetics Corporation
                                  25111 Arctic Ocean
                                  Lake Forest, California 92630
                                  Attention: Chief Executive Officer
                                  Telecopier: (949) 455-9324

     With a copy to:              Rutan & Tucker, LLP
                                  611 Anton Boulevard, Suite 1400
                                  Costa Mesa, California 92626
                                  Attention: Larry A. Cerutti, Esq.
                                  Telecopier: (714) 546-9035

     If to Saunders:              William C. Saunders
                                  5735 Prestwick Lane
                                  Dallas, Texas 75252

     If to Parker:                Terry S. Parker
                                  8463 North 1175 West
                                  Monticello, Indiana 47960

     If to Saunders or Parker,
     then with a copy to:         Munsch Hardt Kopf & Harr, P.C.
                                  4000 Fountain Place
                                  1445 Ross Avenue
                                  Dallas, Texas 75202
                                  Attention: Sally A. Schreiber, Esq.
                                  Telecopier: (214) 978-4323

     If to Didion:                Edward L. Didion
                                  9828 Gallagher Road
                                  Dover, Florida 33527

     If to McLean:                John D. McLean
                                  400 Thornwyck Trail
                                  Roswell, Georgia 30076
                                  Telecopier: (770) 643-7816

     All notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of delivery, (b) in the case of a telecopy, when the party receiving the copy shall have confirmed receipt of the communication (including by means of a machine-generated confirmation), (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

     8.10 Construction of Agreement. This Agreement has been negotiated by the
          -------------------------
respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an Exhibit will mean a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each party affirms that it has been afforded the opportunity to receive independent advice from its respective legal counsel as to the advisability of entering into this Agreement and to consult and discuss the provisions of this Agreement with its respective legal counsel and fully understands the legal effect of each provision. Accordingly, any rule of law, including Section 1654 of the California Civil Code, as well as any other statute, law, ordinance or common law principles or other authority of any jurisdiction of similar effect, or legal decision that would require interpretation of any ambiguities in this Agreement against the party who has drafted it is not applicable and is hereby waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties, and this Agreement shall not be interpreted or construed against any party to this Agreement because that party or any attorney or representative for that party drafted this Agreement or participated in the drafting of this Agreement. FURTHER, THE LIMITATION OF LIABILITIES AND REMEDIES AND THE EXCLUSION OF DAMAGES AND WARRANTIES CONTAINED HEREIN REFLECT A BARGAINED FOR ALLOCATION OF RISKS BASED ON NEGOTIATIONS AND CONSIDERATION EXCHANGED BETWEEN THE PARTIES.

     8.11 No Joint Venture. Nothing contained in this Agreement will be deemed
          ----------------
or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other. The status of the parties hereto is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     8.12 Further Assurances. Each party agrees to cooperate fully with the
          ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     8.13 Absence of Third Party Rights. No provisions of this Agreement are
          -----------------------------
intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder or partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     8.14 Entire Agreement. This Agreement and the schedules and exhibits hereto
          ----------------
constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

     8.15 Change in Telenetics Common Stock. If the outstanding shares of
          ---------------------------------
Telenetics Common Stock are changed, reclassified, split, combined, or converted into or exchanged for another class of securities or securities of another issuer, whether by amendment to the articles of incorporation of Telenetics or by consolidation, merger or otherwise, appropriate adjustment shall be made to the terms of this Agreement to give effect to such change, reclassification, split, combination, conversion or exchange.

                 [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their duly authorized respective officers as of the date first above written.

                              TELENETICS CORPORATION,
                              a California corporation


                              By:
                                 -----------------------------------------------
                                  Michael A. Armani, President

                              SELLERS:

                                                                               ,
                              -------------------------------------------------
                              Edward L. Didion, an individual


                                                                               ,
                              -------------------------------------------------
                              John D. McLean, an individual


                                                                               ,
                              -------------------------------------------------
                              William C. Saunders, an individual


                                                                               ,
                              -------------------------------------------------
                              Terry S. Parker, an unmarried man

Each of the undersigned spouses has executed this Agreement for purposes of confirming and acknowledging that they (i) are familiar with this Agreement and its contents, (ii) consent to the conveyance to Telenetics of their community property or other interest, if any, in shares of capital stock of the Company pursuant to this Agreement, (iii) acknowledge that the shares of Telenetics Common Stock and Options to be delivered to their spouse pursuant to this Agreement will be issued in the name of their spouse only, and that such issuance and their spouse's ownership and transfer of such securities is subject to the terms and conditions of this Agreement.





                              -------------------------------------------------
                              Teralyn Didion, spouse of Edward L. Didion


                              -------------------------------------------------
                              Kathleen M. McLean, spouse of John D. McLean


                              -------------------------------------------------
                              Paula Saunders, spouse of William C. Saunders

                  EXHIBIT A TO EFLEX STOCK PURCHASE AGREEMENT

                         Description of the Technology
                         -----------------------------

1. See attached Power Point Presentation, which is incorporated herein by reference.

2. See attached copy of the Company's website, which is incorporated herein by reference.

3. See attached Description of Methods/Devices for Registering and Controlling Remote Cellular Modules, which is incorporated herein by reference.

                                     FINAL

    Disclosure Schedule for Stock Purchase Agreement dated January 7, 2000 by and among Telenetics Corporation ("Telenetics") and
          Edward L. Didion, John D. McLean, William C. Saunders and
                         Terry S. Parker  ("Sellers")
             relating to the purchase and sale of the outstanding
                            shares of capital stock
                    of eflex Wireless, Inc. (the "Company")

     The following section numbers refer to the appropriate sections of the above-referenced Stock Purchase Agreement and are followed by descriptions of disclosures being made by Sellers.

2.4  Financial Statements
     --------------------

     The only items that may be of significance and are not reflected, accrued for or shown in footnotes to the Financial Statements are as follows:

          a) John McLean's deferred Base Salary of $87,500 as described in
             Section 3 of his Employment and Noncompetition Agreement dated as of June 1, 1999 between Mr. McLean and the Company, as successor to Residential Utility Meter Service's, Inc. ("RUMS") and his $20,000 "Completion of Funding" bonus as described in Section 4 of such agreement. These amounts are being paid by Telenetics through a note being issued in connection with the closing.

          b) T. Keith Odom's annual $10,000 bonus, which was due after December 31, 1999 and is being paid by Telenetics as a signing bonus provided for in the employment agreement being entered into at the closing between Telenetics and Mr. Odom.

2.9  Absence of Undisclosed Liabilities
     ----------------------------------

     The November 30, 1999 Financial Statements show an outstanding Accounts Payable of $40,797.22. As of that time, $18,573.80 was due to GTE Telecommunications Services Incorporated ("GTE TSI") and $23,195 was due to Munsch, Hardt, Kopf and Harr, P.C. If a contract amendment is completed with GTE TSI, GTE TSI has agreed to reduce the past due amounts to $5,537. If no such contract amendment is reached with GTE TSI, the Company would be liable to reimburse GTE TSI for the above payable plus any development or testing costs that GTE TSI has incurred on behalf of the Company pursuant to the Information and Network Products and Services Agreement dated January 16, 1999 between the Company and GTE TSI (the "Existing GTE Contract"). GTE TSI has provided significant testing and development support over the last several months, but they have not provided the Company with any estimated costs, because they believe the contract will be completed soon and their support to the Company is not billable to the Company if the contract is signed. Sellers believe that if billable, the costs will be less than $100,000.

                                  Page 1 of 6                           1/7/2000

     Sections 2.4, 2.21 and 2.22 of this disclosure schedule are incorporated herein by reference.

     The Company has received an invoice from Saunders & Parker, Inc. in the amount of $2,051 for legal fees incurred in connection with the formation of the Company.

     Also, the Company has paid a $10,000 retainer to Wayne Porter at Trenam, Kemper for patent work that is projected to total about $45,000.

     Finally, the Company has been making monthly payments under a lease/service agreement on a copy machine that is leased by PCS under an agreement that expires in April 2000; the Company has been paying GMAC Financial Services approximately $260 for vehicle leased by PCS for Ed Didion; and the Company has been reimbursing John McLean for an apartment leased by Mr. McLean in Brandon, Florida. In connection with the Stock Purchase Agreement, the Company has agreed to continue to make payments due on the copy machine through April 2000. In addition, the Company and Sellers have agreed that following the closing of the Stock Purchase Agreement, the Company will no longer be responsible for payments on the leased vehicle and the apartment.

2.10 Absence of Certain Changes or Events
     ------------------------------------

     2.10 (a) - Since the November 30, 1999 Financial Statements, the Company borrowed another $40,000 from Saunders & Parker, Inc. Thus, the 'Note Payable to S&P' in the Financial Statements has increased from $227,000 to $267,000.

2.12 Certain Agreements
     ------------------

     Section 2.4 above is incorporated herein by reference. Also, repayment of the note from the Company to Saunders & Parker, Inc. is triggered by this transaction.

2.14 Intellectual Property
     ---------------------

     2.14 (a) - The Company owns key intellectual property needed to provide its goods and services, but does not own all intellectual property rights it
                                          ---
     requires to conduct its business. To access remote devices using the 'Static TLDN' technology which the Company is in the process of patenting, the service requires the licensing of a couple of patents of GTE TSI. In the contract amendment that is under negotiation, GTE TSI will be granting the Company the right to operate under its patents.

     To access remote devices, the device may be 'paged' with one or more numbers. If more than one number is used (as the service currently is configured), this 'practices' a "Multi-NAM" patent held by another telecommunications company (possibly Nokia). If the Company continues to purchase its cellular transceivers from companies licensed to sell products incorporating the "Multi-NAM" patent (such as Ericcson and Standard), then the

                                  Page 2 of 6                           1/7/2000

     Company is effectively paying a royalty to use the "Multi-NAM" patent through the price it pays for the transceivers. There may be many other patents required to conduct the Company's business (e.g. cellular technologies, etc.), but the company intends to buy products from licensees so the Company does not need to know about these patents. If the Company chooses to not buy products from existing licensees (e.g. in order to further cost reduce the product), then the Company would be required to obtain licenses from and pay royalties to the companies holding the patents.

     There is a HighwayMaster patent on "data messaging using a feature request" (Patent #5,771,455), for which Sellers believe GTE TSI shares licensing rights. This patent appears to cover use of "feature requests" to send data to a host, which is what the Company uses and thus may become an issue. The Company asked GTE TSI why they had not included it in their list of patents in the contract amendment that is under negotiation, and their intellectual property attorney indicated that he did not think it applied to our service (only an opinion, not a full analysis of the issue). The Company's Chief Technical Officer feels the HighwayMaster patent would not hold up in a court test, because it is trying to patent "feature requests" that were defined in the public domain well over a year before the patent application was filed (i.e. it tries to patent the public IS41 Standard). The Sellers feel that the patent does not apply to the majority of the Company's services, as they are stationary, not mobile as claimed in the patent or they pass through GTE TSI, a licensee. But if the patent does apply to services of the Company, then the Company faces payment of royalties to HighwayMaster (or some arrangement), sublicensing through GTE TSI or others, or contesting the patent in court. The Company has considered having its patent attorney research and opine on the validity of the patent, but has not yet initiated that costly undertaking.

     2.14 (c) - See Section 2.14 (a) above for patents that may be infringed by the Company's services.

2.21 Personal Property
     -----------------

     The Company has purchased portable computers, desktop computers, printers, some documents, telephones, supplies and certain software (such as Office 2000, Visual Basic 6.0, Windows 98, etc.). The receipts for all these purchases are contained in the Company's expense reports submitted by its three employees.

     The remainder of the tangible personal property in the office is owned by Progressive Computer Software, Inc., which is a corporation wholly-owned by Ed Didion ("PCS"). Pursuant to the Bill of Sale, Assignment, Assumption, and Option Agreement dated August 27, 1999 between PCS and the Company (the "PCS Bill of Sale"), the Company purchased, among other things, all assets needed for the Company's telemetry/meter reading service system, all hardware and software developed by Ed Didion since January 1, 1998 and all assets acquired since May 10, 1999. The PCS Bill of Sale also gives the Company the unlimited right to use on a rent-free, cost-free basis any and all of PCS's furniture, fixtures, equipment and supplies that were not transferred pursuant to the PCS

                                  Page 3 of 6                           1/7/2000

     Bill of Sale, together with an option to acquire any or all of such items for their fair market value on or before April 30, 2000.

2.22 Real Property
     -------------

     The building the Company occupies is leased from One Stop Financial Center, Inc. by PCS pursuant to a Lease Agreement dated November 17, 1998. Pursuant to the PCS Bill of Sale, PCS assigned to the Company PCS's rights under the lease agreement. the Company pays the monthly lease fees of about $1,076 to One Stop Financial Center, Inc.

2.24 Contracts
     ---------

     The Existing GTE Contract described in Section 2.9 above, as amended by that certain Agreement to Consent of Assignment and Termination dated effective September 1, 1999 between GTE TSI, RUMS and the Company, and the confidentiality and nondisclosure agreements listed below are the only existing contracts or agreements between the Company and persons or entities other than the Sellers and/or entities owned or controlled by one or more of the Sellers:

          James Gunn - 11/3/99
          Telenetics - 10/15/99
          HighwayMaster - 9/20/99
          Bell South - 6/1/99
          Paradigm Manufacturing - 3/4/99
          Bob Bozman - 3/4/99
          GTE TSI - 10/12/98

     The Company is a party to only the following contracts or agreements with one or more of the Sellers and/or entities owned or controlled by one or more of the Sellers:

          a) Loan Agreement dated August 27, 1999 between the Company and Saunders & Parker, Inc. - to be terminated at the closing of the Stock Purchase Agreement

          b) Promissory Note dated August 27, 1999 in the principal amount of $305,000 made by the Company in favor of Saunders & Parker, Inc., which note supersedes the Promissory Note dated May 10, 1999 in the principal amount of $30,000, made by RUMS in favor of Saunders & Parker, Inc. - to be terminated at the closing of the Stock Purchase Agreement

          c) Security Agreement dated August 27, 1999 between the Company and Saunders & Parker, Inc. - to be terminated at the closing of the Stock Purchase Agreement

          d) Shareholders' Agreement dated August 27, 1999 between the Company and each of the Sellers - to be terminated at the closing of the Stock Purchase Agreement

                                  Page 4 of 6                           1/7/2000

          e) Voting Agreement dated August 27, 1999 between the Company and each of the Sellers - to be terminated at the closing of the Stock Purchase Agreement

          f) Push/Pull Agreement dated August 27, 1999 between the Company, William C. Saunders and Terry S. Parker - to be terminated at the closing of the Stock Purchase Agreement

          g) 5% Option Agreement dated August 27, 1999 between the Company and each of the Sellers - to be terminated at the closing of the Stock Purchase Agreement

          h) Option Agreement dated August 27, 1999 between the Company, William
             C. Saunders and Terry S. Parker - to be terminated at the closing of the Stock Purchase Agreement

          i) Consulting Agreement dated June 1, 1999 between Saunders & Parker, Inc. and the Company, as successor to RUMS - to be terminated at the closing of the Stock Purchase Agreement

          j) Employment and Noncompetition Agreement dated June 1, 1999 between John D. McLean and the Company, as successor to RUMS - to be terminated at the closing of the Stock Purchase Agreement

          k) Employment and Noncompetition Agreement dated June 1, 1999 between Edward L. Didion and the Company, as successor to RUMS - to be terminated at the closing of the Stock Purchase Agreement

          l) Memorandum of Agreement dated May 10, 1999 between Saunders & Parker, Inc., William C. Saunders, Terry S. Parker, Ed Didion and the Company, as successor to RUMS - to be terminated at the closing of the Stock Purchase Agreement

          m) Bill of Sale and Assignment Agreement dated August 27, 1999 between Edward L. Didion and the Company

          n) Bill of Sale, Assignment, Assumption and Option Agreement dated August 27, 1999 between Progressive Computer Software, Inc. and the Company

          o) Bill of Sale, Assignment and Assumption Agreement dated August 27, 1999 between RUMS and the Company

     The actual hardware design of the electronic card that is the basis of the Company's remote devices has been subcontracted through Paradigm Manufacturing. Paradigm has developed the card and owns the hardware design. Paradigm now wants to enter into a formal manufacturing contract with the Company before they provide the Company with the latest prototypes. The Company has not entered into any binding arrangements with Paradigm or any other parties (other than with GTE TSI, as described above) and is not

                                  Page 5 of 6                           1/7/2000
     and will not be responsible for any of Paradigm's costs unless and until a formal arrangement is executed.

2.26 Development Tools
     -----------------

     The Company mainly uses generally available software development tools such as Visual Basic and Windows NT. It has not formally developed and documented tools of its own, other than macros and databases to assist in the development process.

                                  Page 6 of 6                           1/7/2000